Exhibit 99.1

DarioHealth Announces $25.6M Private Placement Positioning the Company to Execute on
Strategy Aiming to Reach Operational Cash Flow Positive Run Rate by the End of 2025

•	Significant participation from existing shareholders and accredited healthcare investors, which the company believes underscores confidence in its strategy

•	Financing supports execution of long-term growth initiatives focused on high-margin, scalable recurring revenues across B2B (Business-to-Business) and pharma channels

NEW YORK, January 21, 2025 – DarioHealth Corp. (Nasdaq: DRIO) (“Dario” or the “Company”), a prominent leader in the global digital health industry, announced today the successful closing of a $25.6 million private placement of convertible preferred stock, priced in accordance with Nasdaq market rules. The majority of the funds were secured from existing shareholders, with the remainder contributed by a network of leading accredited healthcare investors and executives from the healthcare sector.

The result of this offering is expected to extend Dario's cash runway and bolster its financial position enabling the Company to continue executing its current strategic plan which includes achieving an operational cash flow positive run rate by the end of 2025 while continuing to build high-margin, scalable recurring revenues across B2B and pharma channels. As a result, the Company’s proforma cash balance, inclusive of the proceeds from the private placement, is $40.6 million as of the end of the third quarter of 2024. The private placement closed on December 18, 2024, and January 14, 2025.

"Through the end of 2024, we demonstrated the strong execution of our multi-year strategic plan to become a profitable provider of comprehensive chronic care management solutions. Today, we are happy to announce the completion of a major milestone in this strategic plan that we believe can secure our projected operational cash flow positive run rate by the end of 2025. I believe that the ongoing cost optimization efforts following the Twill merger, coupled with steady revenue growth across multiple channels, have set us on a path to success. We are particularly pleased that more than half of the newly issued convertible preferred shares were purchased by our existing shareholders, which we believe is a strong vote of confidence in our strategy and performance. The remaining funds came from prominent accredited healthcare investors that we are thrilled to have onboard as shareholders as well," commented Erez Raphael, Chief Executive Officer of Dario.

“I believe that this financing will empower us to execute on our long-term growth strategy, which is centered on high-margin, scalable recurring revenues across our B2B and pharma channels. I believe that these steps will enable us to maintain our growth trajectory and strengthen our position in the digital health market,” Commented Steven Nelson, Chief Commercial Officer of Dario.

Transaction Details

Pursuant to the equity offering, the Company issued shares of newly designated convertible preferred stock (the "Preferred Stock"). 18,805 shares of Preferred Stock were sold at $1,000 per share, with a conversion price of $0.73 and 6,800 shares of Preferred Stock were sold at $1,000 per share, with a conversion price of $0.83.

The Preferred Stock provides that upon conversion to common stock, holders will be entitled to receive a 10% dividend payable in common stock each quarter for the first four quarters, for an aggregate stock dividend of up to 40%. Each share of Preferred Stock will automatically convert into shares of the Company's common stock at the applicable conversion price upon the 12-month anniversary of the respective closings. The conversion of the Preferred Stock is subject to stockholder approval.

In addition, the Company and certain purchasers in the offering that are holders of the Company’s Series B Preferred Stock and Series C Preferred Stock, executed lock up agreements (the “Lock Up Agreement”), pursuant to which the Company agreed to issue, subject to stockholder approval, up to forty percent (40%) of the shares of Common Stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by such purchaser, including dividend shares of Common Stock due upon conversion of these shares into shares of Common Stock, over the course of twelve (12) months (the “Additional Shares”). Each holder shall be entitled to receive 10% of the Additional Shares for each three (3) month period each holder agrees not to transfer or otherwise sell (subject to certain limitations) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock and the dividend shares of Common Stock due upon conversion.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading digital health company revolutionizing how people with chronic conditions manage their health through a user-centric, multi-chronic condition digital therapeutics platform. Dario's platform and suite of solutions deliver personalized and dynamic interventions driven by data analytics and one-on-one coaching for diabetes, hypertension, weight management, musculoskeletal pain and behavioral health.

Dario's user-centric platform offers people continuous and customized care for their health, disrupting the traditional episodic approach to healthcare. This approach empowers people to holistically adapt their lifestyles for sustainable behavior change, driving exceptional user satisfaction, retention and results and making the right thing to do the easy thing to do.

Dario provides its highly user-rated solutions globally to health plans and other payers, self-insured employers, providers of care and consumers. To learn more about Dario and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses the Company’s anticipated cash runway following the private placement, the belief that the result of the offering is a major milestone in its strategic plan and that it believes it can secure its projected operational cash flow positive run rate by the end of 2025, and the belief that the financing will empower it to execute on its long-term growth strategy, which is centered on high-margin, scalable recurring revenues across our B2B and pharma channels, which will enable it to maintain its growth trajectory and strengthen its position in the digital health market. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact
Mary Mooney
VP Marketing
mary@dariohealth.com
+1-312-593-4280

DarioHealth Investor Relations Contact
Kat Parrella
Investor Relations Manager
kat@dariohealth.com
+315-378-6922